UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2011

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York, 11530
(Address of Principal Executive Offices)(Zip Code)

 (Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 28, 2011, Lifetime Brands, Inc. (the “Company”) amended its Revolving Credit Facility with JP Morgan Chase Bank, N.A., as Administrative Agent and a Co-Collateral Agent, and HSBC Bank USA, National Association, as Syndication Agent and a Co-Collateral Agent to increase the commitment of the lenders to $150.0 million and to, among other things, (i) increase the borrowing base limit for eligible trademarks to $25.0 million,  (ii) revise the pricing grid margins for Alternative Base Rate loans to 1.0%  to 1.75% and for Adjusted LIBO Rate and Overnight LIBO Rate loans to 2.0% to 2.75%, (iii) permit borrowings in multi-currencies, primarily U.S Dollars, Euros and Pounds Sterling, (iv) extend the  maturity date to October 28, 2016, subject to certain conditions, (v) increase the expansion option which permits the Company, subject to certain conditions including the consent of the Term Loan lender, to increase the maximum borrowing up to $200.0 million, (vi) revise EBITDA (as defined) to provide for the add back of acquisition related expenses, (vii) limit the domestic and foreign borrowing base, (viii) increase limitations on foreign debt and (ix) increase the limit for investments.

Simultaneously, the Company amended its Term Loan with Citibank, N.A., as administrative agent and collateral agent, to, among other things, (i) revise Permitted Acquisitions (as defined), for which the lender gives prior written consent, to (a) allow Permitted Non-Control Acquisitions and (b) reduce the limit on Permitted Acquisitions, (ii) increase the minimum consolidated EBITDA covenant for the trailing twelve months periods ending March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012 and thereafter to $31.0 million, $31.0 million, $33.0 million and $34.0 million, respectively, (iii) increase the limit for other investments, (iv) increase limitations on foreign subsidiary debt, (v) revise EBITDA (as defined) to provide for the add back of acquisition related expenses, and (vi) revise the limitation on indebtedness incurred to finance acquisitions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in “Item 1.01. — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1
Amended and Restated Credit Agreement dated as of October 28, 2011, by and among Lifetime Brands, Inc., the Foreign Subsidiary Borrowers party hereto, the Other Loan Parties hereto, the Lenders party hereto JP Morgan Chase Bank, N.A., as Administrative Agent and a Co-Collateral Agent, and HSBC Bank USA, National Association, as Syndication Agent and a Co-Collateral Agent.

	99.2	Amendment No. 2 of the Second Lien Credit Agreement dated as of October 28, 2011, among Lifetime Brands, Inc. and Citibank, N.A., as administrative agent and collateral agent, with exhibits.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date:  November 3, 2011